UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

COLUMBUS ACQUISITION CORP
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42485	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

14 Prudential Tower

Singapore 049712

(Address of principal executive offices)

(+1) 949 899 1827

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one ordinary share, $0.0001 par value, and one Right to acquire one-seventh of one ordinary share	COLAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	COLA	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-seventh of one ordinary share	COLAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed, Columbus Acquisition Corp (the “Company”) convened its Extraordinary General Meeting of the Shareholders (the “Meeting”) on September 10, 2026, for the sole purpose of adjourning the Meeting without conducting any other business, and subsequently announced that the Meeting would be reconvened on September 28, 2026. On September 28, 2026, the Meeting was reconvened and opened with a quorum present, but was further adjourned without conducting any business to 9:00 a.m. Eastern Time on September 29, 2026.

On September 29, 2026, the Company reconvened the Meeting with a quorum present. The Chairman, exercising his authority as Chairman of the Meeting, further adjourned the Meeting without submitting any proposals to a shareholder vote. The Meeting was adjourned to 9:30 a.m. Eastern Time on September 30, 2026 at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, and virtually via teleconference using the following dial-in information:

Telephone access:
Within the U.S.: and Canada: 1 800-450-7155 (toll-free)
Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)
Phone conference ID: 5870682#

The Meeting was adjourned as to all of the proposals contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on August 19, 2026, including any amendments or supplements thereto (the “Proxy Statement”), including the proposal to approve the proposed business combination with WISeSat.Space Corp. Except for the meeting date and time provided above, the Company’s previously announced information concerning the Meeting remains unchanged.

The record date for determining the Company shareholders entitled to receive notice of and to vote at the Meeting remains the close of business on August 17, 2026 (the “Record Date”). Shareholders as of the Record Date are eligible to vote, even if they have subsequently sold their shares.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.

If you have already submitted a proxy and do not wish to change your vote, you need not take any further action. If you have submitted a proxy and wish to change your vote, you may revoke your proxy at any time before it is exercised at the Meeting as provided in the Proxy Statement. Please note, however, that if your shares are held in street name by a broker or other nominee and you wish to revoke a proxy, you must contact the broker or nominee to revoke any prior voting instructions.

The Company’s shareholders who have questions regarding the adjournment, or the Meeting, or would like to request documents may contact the Company’s proxy solicitor, Advantage Proxy, Inc., at:

Advantage Proxy, Inc. P.O. Box 10904

Yakima, WA 98909

Individuals call toll-free 1-877-870-8565

Banks and brokers call 1-206-870-8565

Email: ksmith@advantageproxy.com

In addition, shareholders who have already submitted a redemption request with respect to the shares held by them may withdraw such request by contacting our transfer agent. If you would like to change or revoke your prior vote on any proposal, or reverse a redemption request, please refer to the Proxy Statement for additional information on how to do so.

On September 29, 2026, the Company issued a press release announcing that it had adjourned the Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

On August 19, 2026, the Company filed a definitive proxy statement with the SEC in connection with its solicitation of proxies for the Meeting. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the website maintained by the SEC at www.sec.gov or by contacting the Company’s proxy solicitor.

Participants in the Solicitation

The Company and its respective directors and officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement. You may obtain free copies of these documents using the sources indicated above.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbus Acquisition Corp

	By:	/s/ Fen Zhang
	Name:	Fen Zhang
	Title:	Chief Executive Officer

Date: September 29, 2026

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